Exhibit 10.17

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION DIVISION OF BUSINESS AND FINANCE SECTION A: CONTRACT

1. AMENDMENT	2. CONTRACT	3. EFFECTIVE DATE OF	4. PROGRAM
NUMBER:	NO.:	AMENDMENT:
8	YH09-0001-04	October 1, 2009	DHCM — ACUTE
5. CONTRACTOR’S NAME AND ADDRESS:
Health Choice Arizona
410 N. 44th Street, Suite 900
Phoenix, AZ 85008
6. PURPOSE OF AMENDMENT: To amend Section D Paragraph 53, Compensation.
7. THE CONTRACT REFERENCED ABOVE FOLLOWS
A.	Section D, Paragraph 53, Compensation has had one paragraph revised with the following language.
Reconciliation of Prospective non-MED Costs to Reimbursement: AHCCCS will reconcile the Contractor’s prospective non-MED medical cost expenses to prospective non-MED net capitation paid to the Contractor for dates of service during the contract year being reconciled. This reconciliation will limit the Contractor’s profits and losses to 2%. Any losses in excess of 2% will be reimbursed to the Contractor, and likewise, profits in excess of 2% will be recouped. Adjudicated encounter data will be used to determine medical expenses. Refer to the Prospective non-MED Reconciliation Policy included in the ACOM for further details.

NOTE: Please sign, date, and return executed file by E-Mail to:	Mark Held at Mark.Held@azahcccs.gov
Sr. Procurement Specialist
AHCCCS Contracts and Purchasing
and Georgina Maya at
Georgina.Maya@azahcccs.gov
8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.
IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT

9. SIGNATURE OF AUTHORIZED REPRESENTATIVE:	10. SIGNATURE OF AHCCCSA CONTRACTING OFFICER:

/s/ Carolyn Rose	/s/ Michael Veit

TYPED NAME: CAROLYN ROSE	TYPED NAME: MICHAEL VEIT
TITLE: CHIEF EXECUTIVE OFFICER	TITLE: CONTRACTS & PURCHASING ADMINISTRATOR
DATE: SEP 21 2009	DATE: SEP 16 2009